New York Mortgage Trust Declares Fourth Quarter
2019 Common Stock Dividend of $0.20 Per Share, and Preferred Stock Dividends

NEW YORK, NY - December 10, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors (the “Board”) declared a regular quarterly cash dividend of $0.20 per share on shares of its common stock for the quarter ending December 31, 2019. The dividend will be payable on January 27, 2020 to common stockholders of record as of December 20, 2019.
In accordance with the terms of the 7.75% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) of the Company, the Board declared a Series B Preferred Stock cash dividend of $0.484375 per share of Series B Preferred Stock for the quarterly period that began on October 15, 2019 and ends on January 14, 2020. This dividend is payable on January 15, 2020 to holders of record of Series B Preferred Stock as of January 1, 2020.
In accordance with the terms of the 7.875% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred Stock") of the Company, the Board declared a Series C Preferred Stock cash dividend of $0.4921875 per share of Series C Preferred Stock for the quarterly period that began on October 15, 2019 and ends on January 14, 2020. This dividend is payable on January 15, 2020 to holders of record of Series C Preferred Stock as of January 1, 2020.
In accordance with the terms of the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series D Preferred Stock") of the Company, the Board declared a Series D Preferred Stock cash dividend of $0.50 per share of Series D Preferred Stock for the quarterly period that began on October 15, 2019 and ends on January 14, 2020. This dividend is payable on January 15, 2020 to holders of record of Series D Preferred Stock as of January 1, 2020.
In accordance with the terms of the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series E Preferred Stock") of the Company, the Board declared a Series E Preferred Stock cash dividend of $0.47578 per share of Series E Preferred Stock for the short first dividend period that began on October 18, 2019 and ends on January 14, 2020. This dividend is payable on January 15, 2020 to holders of record of Series E Preferred Stock as of January 1, 2020.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related assets.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the payment of the dividends. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company, including those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which has been filed with the Securities and Exchange Commission, and as updated by those risk factors included in the Company's subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the Securities and Exchange Commission’s website at www.sec.gov. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Kristine Nario-Eng
Chief Financial Officer
Phone: 646-216-2363
Email: knario@nymtrust.com